Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 11, 2005, in Pre-effective Amendment No. 3 to the Form S-4 Registration Statement, File No. 333-122244, and related prospectus of FNB Financial Services, LP and F.N.B. Corporation for the registration of $350,000,000 of subordinated notes.

/s/ Ernst & Young LLP

August 9, 2005

Pittsburgh, Pennsylvania